Exhibit 10.01

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) dated May 12, 2009 by and between MoneyGram International, Inc., a Delaware corporation (together with its direct and indirect subsidiaries, successors and permitted assigns under the Employment Agreement, the “Company”) and Pamela H. Patsley (“Executive”). All capitalized terms not defined herein shall have the meanings ascribed to them in the January 21, 2009 Employment Agreement between Company and Executive.

1. Section 4 of the Agreement is hereby amended to read as follows:

4. Cash Bonus. Executive shall be eligible to participate in the Company’s Management and Line of Business Incentive Plan (“MIP”). The annual MIP bonus targets shall be established by the Board, and Executive’s annual bonus shall be 100% of Executive’s Base Salary if the defined base target is achieved and 200% of the Executive’s Base Salary if the maximum defined target is achieved. The annual bonus shall be paid in accordance with the terms of the MIP but in no event later than the 15th day of the third month of the fiscal year following the fiscal year to which such annual bonus relates.

2. Except as amended herein, all terms of the Agreement remain in effect and unchanged.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MONEYGRAM INTERNATIONAL, INC.	PAMELA H. PATSLEY

By: Anthony P. Ryan
Title: President and CEO

[THIS IS THE SIGNATURE PAGE TO THE AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN THE ABOVE-REFERENCED PARTIES]